GERSTLE, ROSEN & ASSOCIATES, P.A.
                          Certified Public Accountants

Mark R. Gerstle, C.P.A.                                  Robert N. Rosen, C.P.A.


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report of Telecom Wireless Corporation and Subsidiary dated September 22, 1998, appearing in the Company's Registration Statement on Form SB-2 (SEC File No. 333-91717). We also consent to the reference to us under the caption "Experts" in the Reoffer Prospectus.





                                             Gerstle, Rosen & Associates, P.A.

Aventura, Florida
July 17, 2000